UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: January 30, 2024

KIMBERLY-CLARK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-225	39-0394230
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)
P.O. Box 619100
Dallas, TX
75261-9100
(Address of principal executive offices)
(Zip code)

Registrant’s telephone number, including area code: (972) 281-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KMB	New York Stock Exchange
0.625% Notes due 2024	KMB24	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 30, 2024, the Corporation’s Board of Directors elected Jeffrey Melucci to the position of Chief Business and Transformation Officer, effective immediately. Prior to such election, Mr. Melucci served as Chief Business Development and Legal Officer. On that same date, the Board elected Grant McGee to the position of Senior Vice President and General Counsel, effective February 1, 2024. Mr. McGee will report to Mr. Melucci.

A copy of the related news release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No. 99.1 Press release issued by Kimberly-Clark Corporation on January 30, 2024
101    Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104    The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBERLY-CLARK CORPORATION

Date:	January 30, 2024	By:	/s/ Alison M. Rhoten
Alison M. Rhoten Vice President, Deputy General Counsel, Global Corporate Affairs & Corporate Secretary

Exhibit 99.1

Kimberly-Clark Appoints Grant McGee as Senior Vice President and General Counsel

DALLAS, January 30, 2024 – Kimberly-Clark Corporation (NYSE: KMB) announced the appointment of Grant McGee to senior vice president and general counsel, effective Feb. 1. He will report to Jeff Melucci, who is expanding his enterprise responsibilities as chief business and transformation officer. McGee also will become a member of Kimberly-Clark’s executive leadership team.
McGee rejoins Kimberly-Clark from American Airlines, where he served as vice president, deputy general counsel and corporate secretary. Before that, he served in various roles of increasing responsibility at Kimberly-Clark from 2015 to 2022.
“We are fortunate that Grant is returning to Kimberly-Clark,” said Chairman and CEO Mike Hsu. “He is already a well-known and well-respected leader at our company. He has the depth of legal and enterprise experience needed to serve as general counsel, and I look forward to partnering with him as we continue to accelerate the next phase of our growth strategy.”
“Kimberly-Clark has a clear, purpose-led growth agenda,” said McGee. “I’m looking forward to working with Mike, Jeff and the rest of our teams around the world to bring that purpose to life for the benefit of our consumers and stakeholders.”
About Kimberly-Clark
Kimberly-Clark (NYSE: KMB) and its trusted brands are an indispensable part of life for people in more than 175 countries. Fueled by ingenuity, creativity, and an understanding of people's most essential needs, we create products that help individuals experience more of what's important to them. Our portfolio of brands, including Huggies, Kleenex, Scott, Kotex, Cottonelle, Poise, Depend, Andrex, Pull-Ups, GoodNites, Intimus, Plenitud, Sweety, Softex, Viva and WypAll, hold No. 1 or No. 2 share positions in approximately 70 countries. We use sustainable practices that support a healthy planet, build strong communities, and ensure our business thrives for decades to come. We are proud to be recognized as one of the World's Most Ethical Companies® by Ethisphere for the fifth year in a row. To keep up with the latest news and to learn more about the company's 150-year history of innovation, visit kimberly-clark.com.

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Media Contact: David Kellis, Kimberly-Clark, Media.Relations@kcc.com